                                                                   EXHIBIT 10.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         AGREEMENT made this 29th day of February, 1996 by and between NEW YORK ACQUISITIONS INC. ("ISSUER") and ONE UP CORPORATION (the "Target").

         In consideration of the mutual promises, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to the One Up Group and/or its designees 9,069,945 shares of the common stock of ISSUER, $0.01 par value (the "Shares"), in exchange for 100% of the issued and outstanding shares of the Target. The existing shareholders of the Target are collectively referred to in this Agreement as the "One Up Group".

         2. REPRESENTATIONS AND WARRANTIES.

            ISSUER represents and warrants to Target and the One Up Group the following:

            i. Organization. ISSUER is a corporation duly organized validly existing, and in good standing under the laws of, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in___________. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of _______________.

            ii. Capital. The authorized capital stock of ISSUER consists of 200,000,000 shares of common stock, no par value, of which 1,131,579
(including all shares issuable upon conversion of the Company's outstanding Preferred Shares) are issued and outstanding. All outstanding shares are fully paid and nonassessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the United States and and are fully paid, validly issued and non-assessable.

            iii. Financial Statements. Exhibit A to this Agreement includes the balance sheet of ISSUER as of December 31 of 1993, 1994 and 1995, and the related statements of income and retained earnings for the period then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

            iv. Absence of Changes. Since December 31, 1995, there has not been any change in the financial condition or operations of ISSUER.

            v. Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUER's Financial Statements. There are no pending, or to ISSUER'S best knowledge, asserted or threatened claims, lawsuits or contingencies involving ISSUER or its capital stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

            vi. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (a) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by TARGET.

            vii. Full Disclosure. None of the representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

            viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

            ix. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

            x. Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

            xi. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities,
(5) acquire or dispose of any assets, enter into any contract, or guarantee obligations of any third party, or (6) enter into any other transaction.

            xii. Corporate Documents. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached to and made a part of this Agreement:

            a.     Articles of Incorporation;
            b.     Bylaws;
                   (1)  Minutes of Shareholders Meetings;
                   (2)  Minutes of Directors Meetings;
                   (3)  List of Officers and Directors;
                   (4) Copy of all Correspondences and Reports filed with the SEC.
                   (5) Balance Sheet as of December 31, 1995, together with other financial statements described in Section 2.(iii);
                   (6) Stock register and stock records of ISSUER and a current, accurate list of ISSUER's shareholders.

            xiii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of the United States and ___________________.

            xiv. Title. The Shares to be issued to the One Up Group will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. The ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to TARGET. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to the One Up Group, impair, restrict or delay the One Up Group's voting rights with respect to the Shares.

         3.  Target represents and warrants to ISSUER the following:

             i. Organization. Target is a corporation duly organized, validly existing, and in good standing under the laws of Texas, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Texas. All actions taken by the Incorporators, directors and shareholders of Target have been valid and in accordance with the laws of the State of Texas.

            ii. Shareholders and Issued Stock. The following sets forth the names and share holdings of 100% of ONE UP CORPORATION'S shareholders and shares:

                        Name                Number of Shares
                        ----                ----------------
                   Richard Dews                  1090
                   Wayne Sanderson                 60
                   Mike Mobley                     50

            iii. Listing Stock for Trading. Upon closing, ISSUER shall take all commercially reasonable steps necessary to get the ISSUER's common stock listed for trading in NASD Automated Bulletin Board and to, as soon as practicably possible, have the company listed with Standard and Poors or Moodys in their Accelerated Corporate Report and to pay the fee for said listing.

         4. INVESTMENT INTENT. Target agrees that the Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the reasonable satisfaction of ISSUER. Target agrees, prior to any Transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

         5. CLOSING. The closing of this transaction shall take place at a time and place mutually convenient for the parties. Unless the closing of this transaction takes place on or before February ___, 1996, then either party may terminate this Agreement. If this Agreement is terminated due to the failure of the ISSUER to satisfactorily provide the documents specified below, there shall be no further obligation or liability owing between the parties. As part of the closing, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered.

            i. By the ISSUER

               (1) Board of Directors Minutes duly authorizing the issuance of certificates for 8,235,510 Shares registered in the name of Richard Dews, 453,497 Shares registered in the name of Wayne Sanderson, 380,938 Shares registered in the name of Mike Mobley, 400,000 shares to be issued pursuant to a Form S-8 Ruling in the name of bona fide third-party consultants to be designated by One Up at closing.

               (2) The resignation of all officers of ISSUER.

               (3) A Board of Directors resolution appointing such person as TARGET designates as a director of ISSUER.

               (4) The resignation of all the directors of ISSUER, except that of Target's designee, dated subsequent to the resolution described in 3, above.

               (5) Certified Audited financial statements of ISSUER, which shall include a balance sheet dated as of December 31, 1995 and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

               (6) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

               (7) All other minutes of ISSUER's shareholders or directors.

               (8) An Opinion Letter from our Attorney attesting to the validity and condition of the ISSUER.

            ii. BY TARGET:

               (1) Delivery to the ISSUER of duly executed and authorized Articles of Exchange and Plan of Exchange in material conformance with Texas law to evidence the exchange of 100% of the issued and outstanding stock of TARGET in accordance therewith and herewith.

         6. REMEDIES.

            i. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Dallas, Dallas County, Texas in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

            ii. Termination. In addition to any other remedies, TARGET may on or before the closing date terminate this Agreement, without liability if:

               (1) Any bonafide action or proceeding shall be pending against the ISSUER on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to the acquisition of the SHARES by TARGET or to any other action required by or in connection with this Agreement; or

               (2) If the legality and sufficiency of all steps taken and to be taken by ISSUER in carrying out this Agreement shall not have been approved by TARGET'S counsel, which approval shall not be unreasonably withheld.

         7. MISCELLANEOUS.

            i. Caption and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

            ii. No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

            iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach of failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

            iv. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior written or oral agreements and understandings.

             v. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             vi. Notices. All notices, requests, demands, and other communications under this Agreement shall be writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing is if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and property addressed, and by fax, as follows:

          ISSUER:        Ms. Beatrice Hanks
                         355 First Street
                         New York, NY 11215
                         Fax: (718) 369-3186

          Copy to:       Eric P. Littman, Esquire
                         1428 Brickell Avenue
                         8th Floor
                         Miami, FL 33131
                         Tel: (305) 372-3322
                         Fax: (305) 372-0280

          The TARGET:    Richard Dews
                         5 Campus Circle
                         Suite 100
                         Westlake, TX 76262
                         Fax: (817) 962-6511

          Copy to:       Anthony J. Ciaccio
                         Ciaccio & Associates
                         901 Main St., Suite 4600
                         Dallas, Texas 75202
                         Tel: (214) 747-7504
                         Fax: (214) 747-7503

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this 29th day of February, 1996.


    NEW YORK ACQUISITIONS, INC.         ONE UP CORPORATION


    By: /s/ BEATRICE HANKS              By: /s/ RICHARD DEWS
       -------------------------           -------------------------
       Beatrice Hanks, President           Richard Dews, President

                              AGREEMENT OF CONSENT

         I, Michael W. Mobley, owner of fifty (50) shares of Common Stock of One Up Corporation ("One Up"), (such shares owned by me free and clear of all liens, claims and encumbrances), hereby provide irrevocable consent to One Up to enter into and perform all obligations under that certain Agreement for the Exchange of Common Stock (the "Exchange Agreement") and such other documents as may be necessary and appropriate to achieve the purposes and intent expressed therein. I hereby acknowledge that I have been provided an opportunity to review a draft of the Exchange Agreement and consult with advisors prior to entering into this Agreement.

         I hereby understand and agree that as a result of the transactions described in the Exchange Agreement, all of the shares of Common Stock of One Up that I own (i.e., fifty (50)), will be exchanged for 364,138 shares of Common Stock of New York Acquisitions, Inc., a Florida corporation. I understand and agree that none of the shares I receive of New York Acquisitions, Inc. will be registered under federal or state securities laws. I agree that any transfer of such shares must be in accordance with applicable federal and state securities laws.

         IN WITNESS WHEREOF, intending to be legally bound to the foregoing, I hereby execute this Agreement of Consent to be effective as of this 26th day of February, 1996.

                                 /s/ MICHAEL W. MOBLEY
                                 ---------------------------------
                                 Michael W. Mobley


         I, the spouse of Michael W. Mobley, hereby consent to the foregoing and irrevocably waive any claim to the contrary.



                                 ---------------------------------
                                 Spouse's Signature


                                 ---------------------------------
                                 Print Name



                                 ---------------------------------
                                 Date

                              AGREEMENT OF CONSENT

         I, H. Wayne Sanderson, owner of sixty (60) shares of Common Stock of One Up Corporation ("One Up"), (such shares owned by me free and clear of all liens, claims and encumbrances), hereby provide irrevocable consent to One Up to enter into and perform all obligations under that certain Agreement for the Exchange of Common Stock (the "Exchange Agreement") and such other documents as may be necessary and appropriate to achieve the purposes and intent expressed therein. I hereby acknowledge that I have been provided an opportunity to review a draft of the Exchange Agreement and consult with advisors prior to entering into this Agreement.

         I hereby understand and agree that as a result of the transactions described in the Exchange Agreement, all of the shares of Common Stock of One Up that I own (i.e. sixty (60)), will be exchanged for 453,497 shares of Common Stock of New York Acquisitions, Inc., a Florida corporation. I understand and agree that none of the shares I receive of New York Acquisitions, Inc. will be registered under federal or state securities laws. I agree that any transfer of such shares must be in accordance with applicable federal and state securities laws.

         IN WITNESS WHEREOF, intending to be legally bound to the foregoing, I hereby execute this Agreement of Consent to be effective as of this 29th day of February, 1996.


                                  /s/ H. WAYNE SANDERSON
                                 ---------------------------------
                                  H. Wayne Sanderson

                              AGREEMENT OF CONSENT

         I, Richard G. Dews, owner of one thousand ninety (1090) shares of Common Stock of One Up Corporation ("One Up"), (such shares owned by me free and clear of all liens, claims and encumbrances), hereby provide irrevocable consent to One Up to enter into and perform all obligations under that certain Agreement for the Exchange of Common Stock (the "Exchange Agreement") and such other documents as may be necessary and appropriate to achieve the purposes and intent expressed therein. I hereby acknowledge that I have been provided an opportunity to review a draft of the Exchange Agreement and consult with advisors prior to entering into this Agreement.

         I hereby understand and agree that as a result of the transactions described in the Exchange Agreement, all of the shares of Common Stock of One Up that I own (i.e. one thousand ninety (1090)), will be exchanged for 8,235,510 shares of Common Stock of New York Acquisitions, Inc., a Florida corporation. I understand and agree that none of the shares I receive of New York Acquisitions, Inc. will be registered under federal or state securities laws. I agree that any transfer of such shares must be in accordance with applicable federal and state securities laws.

         IN WITNESS WHEREOF, intending to be legally bound to the foregoing, I hereby execute this Agreement of Consent to be effective as of this 29th day of February, 1996.


                                  /s/ RICHARD G. DEWS
                                 ---------------------------------
                                 Richard G. Dews

                              ARTICLES OF EXCHANGE

         Pursuant to Article 5.04 of the Texas Business Corporation Act, as amended, the undersigned domestic corporations hereby adopt the following Articles of Exchange for the purpose of exchanging their shares of stock:

         1. The names of the undersigned corporations are as follows:

            Name of Corporation

            One Up Corporation, a Texas corporation

            New York Acquisitions, Inc., a Florida corporation

         2. The Plan of Exchange dated as of February 29, 1996 (the "Plan"), a copy of which is attached as Exhibit A hereto, was approved by the shareholders of One Up Corporation in the manner prescribed by the Texas Business Corporation Act, as amended (the "Act"). Shareholder approval is not required for New York Acquisitions, Inc. under Article 5.03 of the Act.

         3. The number of shares outstanding and entitled to vote on the Plan for One Up Corporation is:

                                                       No. of Shares
                                  No. of Shares          Entitled
                                   Outstanding            to Vote
                                  -------------        -------------
One Up Corporation                   1,000                 1,000

One Up Corporation has only one class of capital stock outstanding.

         4. The number of shares voted for and against the Plan are:

                    Voted For   Voted Against      Abstain
                    ---------   -------------      -------
One Up Corporation    950            0               50

No shares of One Up Corporation were entitled to vote as a class or a series with respect to the Plan.

         5. The approval by One Up Corporation of the Plan and the performance of its terms was duly authorized by all action required by the State of Texas and its constituent documents.

         6. The approval by New York Acquisition, Inc. of the Plan and the performance of its terms was duly authorized by all action required by the laws of the State of Florida and its constituent documents.

         IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Exchange to be executed by and on its behalf and in its corporate name as of February 29, 1996.

                                  ONE UP CORPORATION
                                  a Texas corporation


                                  By: /s/ RICHARD DEWS
                                  ----------------------------------
                                    Richard Dews, President


                                  NEW YORK ACQUISITIONS, INC.
                                  a Florida corporation



                                  By: /s/ BEATRICE J. HANKS
                                     -------------------------------

                                  Print Name: Beatrice J. Hanks
                                             -----------------------

                                  Its: President
                                      ------------------------------

                                                                      EXHIBIT A

                                PLAN OF EXCHANGE

         This Plan of Exchange (the "Plan") dated as of February 29, 1996, is entered into by and between One Up Corporation, a Texas corporation, and New York Acquisitions, Inc., a Florida corporation.

                                R E C I T A L S:

         WHEREAS, One Up Corporation is a corporation duly organized and validly existing under the laws of the State of Texas;

         WHEREAS, New York Acquisitions, Inc. is a corporation duly organized and validly existing under the laws of the state of Florida;

         WHEREAS, the Boards of Directors of One Up Corporation and New York Acquisitions, Inc. deem it advisable, and for the benefit and in the best interest of their respective corporations and shareholders, that such corporations (sometimes collectively referred to herein as the "Exchanging Corporations") effect an exchange of shares (the "Exchange") upon the terms and conditions set forth in this Plan and pursuant to the applicable laws of the State of Texas; and

         WHEREAS, all necessary shareholder or other approvals have been received by the Exchanging Corporations.

         In accordance with Article 5.02 of the Texas Business Corporation Act, as amended, the Plan of Exchange is as follows:

                                  ARTICLE ONE

         1.01. All of the shares of stock of One Up Corporation will be acquired by New York Acquisitions, Inc.

         1.02 The terms and conditions for the exchange of all of the shares of stock of One Up Corporation shall be that in return for its shares One Up Corporation will receive 9,069,945 shares of the Common Stock of New York Acquisition, Inc.

         1.03 The manner and basis of exchanging the share of One Up Corporation shall result in each of the issued and outstanding shares of One Up Corporation held by its shareholders immediately prior to the Effective Time of the Exchange, by virtue of the Exchange and without the necessity of any action on the part of the shareholders of One Up Corporation shall be converted into 7558.2875 shares of Common Stock of New York Acquisitions, Inc. and no cash, securities or other property shall be issued in the

Exchange. No fractional shares of stock will be issued in the Exchange.

                                  ARTICLE TWO

         2.01. The Exchange shall become effective (hereinbefore and hereinafter called the "Effective Time of the Exchange") upon the filing with the Secretary of State of the State of Texas of Articles of Exchange with respect to the Exchange and the issuance by the Secretary of State of the State of Texas of a Certificate of Exchange pursuant to Article 5.04 of the Texas Business Corporation Act, as amended.

                                 ARTICLE THREE

         3.01. The Boards of Directors of the Exchange Corporations may, in their sole discretion, abandon the Exchange, subject to the right of third parties under any contracts relating thereto, without any action or approval from the shareholders of their respective corporations, at any time before the Effective Time of the Merger, as provided by the laws of the State of Texas.

                                      -2-